Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-38763 of Cincinnati Bell Inc. on Form S-8 of our report dated June 24, 2009, appearing in this Annual Report on Form 11-K of the Cincinnati Bell Retirement Savings Plan for the year ended December 30, 2008.

/s/ Deloitte & Touche LLP
Cincinnati, Ohio June 24, 2009